JOHN KINROSS-KENNEDY

CERTIFIED PUBLIC ACCOUNTANT

17848 Skypark Circle

IRVINE, CALIFORNIA, U.S.A.  92614-6401

 (949) 955-2522. Fax (949)724-3812

jkinross@cox.net

jkinross@zamucen.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in the Registration Statement of Global Seed Inc. on Form S-1 of my Auditors report dated September 30, 2011, relating to the financial statements of Global Seed, Inc., for the period ended June 30, 2011. In addition, I consent to the reference to me under the heading “Interest of Named Experts and Counsel” in the Registration Statement.

/s/ John Kinross-Kennedy

John Kinross-Kennedy, CPA

September 30, 2011